EXHIBIT 10.2

LOAN AGREEMENT

Dated as of January 15, 2010

by and between

JAMES SIMPSON FOUNDATION,
A CALIFORNIA NON PROFIT CORPORATION

as Lender

and

PEPPERBALL TECHNOLOGIES, INC.
as Borrower

TOTAL CREDIT AMOUNT:  $200,000

Maturity Date:	December 10, 2010
Formula:	As set forth in Agreement
Interest:	15% per annum, fixed

The information set forth above is subject to the terms and conditions set forth in the balance of this Agreement.  The parties agree as follows:

1.  Closing; Payments.

(a)  Closing.  Upon the execution of this Loan Agreement Lender shall deliver to Borrower $200,000 (sometimes referred to as “Credit Facility”)

(b)  Interest.  The Credit Facility shall be interest-only through February 28, 2010, amortizing thereafter at $8,000 per month (in addition to the monthly interest payments) for the first month, then $16,000 per month thereafter through Maturity (See Amortization and Fee Payment Schedule below).

(c)  Maturity Date.   All amounts outstanding hereunder are due and payable on December 10, 2010.

(d)  Amortization of Principal.  The amortization of principal associated with this Credit Facility shall be made as follows:

Month	Amortization of Principal

March 31	$ 8,000
April 30	16,000
May 31	16,000
June 30	16,000
July 31	16,000
August 31	16,000
September 30	16,000
October 31	16,000
November 30	16,000

(e)  Late Payment.  If any payment of interest or any other amount owing to Lender is not made within ten (10) days after the due date, Borrower shall pay Lender a late payment fee equal to the greater of $500 or 10% of the amount of such late payment.  The terms of this paragraph shall not be construed as Lender’s consent to Borrower’s failure to pay any amounts in strict accordance with this Agreement, and Lender’s charging any such fees and/or acceptance of any such payments shall not restrict Lender’s exercise of any remedies arising out of any such failure.

2.  Security Interest.  As security for all present and future indebtedness, guarantees, liabilities, and other obligations of Borrower to Lender under this Agreement, including all fees specified in Section 1 (collectively, the “Obligations”), Borrower grants Lender a security interest in all of Borrower’s personal property, whether now owned or hereafter acquired, including without limitation all of the following:  all accounts, cash, patents, copyrights, trademarks, goodwill, general intangibles, chattel paper, documents, letters of credit, instruments, deposit accounts, investment property, inventory, fixtures and equipment, as such terms are defined in Division 9 of the Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing, but excluding any equipment subject to existing equipment leases or motor vehicle leases or equipment lines of credit in place prior to the date hereof and such other equipment or motor vehicles acquired hereafter under such facilities (collectively, the “Collateral”).  Borrower authorizes Lender to execute such documents and take such actions as Lender reasonably deems appropriate from time to time to perfect or continue the security interest granted hereunder.  Borrower shall enter into such deposit account control agreements, and shall take such other steps as Lender may reasonably request, to perfect or assure the first priority of the security interest granted hereunder.

3.  Representations and Warranties.  Borrower represents to Lender as follows (which shall be deemed continuing throughout the term of this Agreement):

(a)  Authorization.  Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which it is required to do so; the execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action, and do not violate Borrower’s Certificate of Incorporation or by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property.  Except as disclosed on Exhibit A, Borrower has no wholly owned or partially owned subsidiaries and is not a partner or joint venturer in any partnership or joint venture.

(b)  State of Incorporation; Places of Business; Locations of Collateral.  Borrower is a corporation incorporated and in good standing under the laws of the State of Colorado.  The address set forth in this Agreement under Borrower’s signature is Borrower’s chief executive office.

(c)  Title to Collateral; Permitted Liens.  Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment that are leased by Borrower.  The Collateral now is and will remain free and clear of any and all liens, security interests, encumbrances and adverse claims, except for (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests; and (iv) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations that are not delinquent.

(d)  Tax Returns and Payments.  Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower.

(e)  Compliance with Law.  Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations.

(f)  Information.  All information provided to Lender by or on behalf of Borrower on or prior to the date of this Agreement is true and correct in all material respects, and no representation or other statement made by Borrower to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Lender not misleading at the time made.

(g)   Litigation.  Except as disclosed on Exhibit A, there is no claim or litigation pending or (to best of Borrower’s knowledge) threatened against Borrower.  Borrower will promptly inform Lender in writing of any claim or litigation in the future which, either separately or in the aggregate, involve a claim in excess of $200,000.

(h)   Subsidiaries.  Except as disclosed on Exhibit A, Borrower has no wholly-owned or partially owned subsidiaries and Exhibit A sets forth all Advances by Borrower to, and all investments by Borrower in, any person, entity, corporation partnership or joint venture.

(i)   Deposit and Investment Accounts.  Borrower maintains only the operating, savings, deposit, securities and investment accounts listed on Exhibit A.

4.  Covenants.

(a)   Insurance.  Borrower will maintain insurance on the Collateral and Borrower’s business, in amounts and of a type that are customary to businesses similar to Borrower’s, and Lender will be named in a loss payable endorsement in favor of Lender, in form reasonably acceptable to Lender.

(b)           Negative Covenants.  Without Lender’s prior written consent, Borrower shall not do any of the following:  (i) permit or suffer an acquisition of all or substantially all of Borrower’s assets other than an acquisition, the terms of which provide for immediate payment of all amounts outstanding under this Agreement; (ii) acquire any assets outside the ordinary course of business; (iii)  sell, lease, encumber, license or transfer any Collateral except for sales in the ordinary course of business (in which case Lender retains its security interest in the proceeds of such disposition); (iv) pay or declare any dividends on Borrower’s stock; (v) redeem, purchase or otherwise acquire, any of Borrower’s stock; (vi) make any investments in, or Advances or advances to, any person, including without limitation any investments in, or downstreaming of funds to, any subsidiary or affiliate of Borrower, except in the ordinary course of business as conducted on the date hereof; or (vii)  incur any indebtedness outside the ordinary course of business, other than debt of up to $1,000,000 subordinated on terms reasonably acceptable to Lender, or make any payment on any of Borrower’s indebtedness that is subordinate to the Obligations, other than regularly scheduled interest payments for so long as an Event of Default is not continuing.

(c)           Board Materials.  Borrower shall give Lender copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with such meetings at the same time and in the same manner as it gives to its directors.

5.           Events of Default.  Prior to Full Repayment, any one or more of the following shall constitute an Event of Default under this Agreement:

(a)           Borrower shall fail to pay any principal of or interest on any Advances or any other monetary Obligations within ten (10) days of when due; or

(b)   Borrower shall fail to comply with any other provision of this Agreement, which failure is not cured within ten (10) days after the sooner of (i) the date that Borrower has knowledge of that failure or (ii) Borrower’s receipt of notice from Lender; or

(c)   Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or on Borrower’s behalf shall be untrue or misleading in a material respect as of the date given or made, or shall become untrue or misleading in a material respect after the date hereof which cannot be corrected after notice to the satisfaction of Lender, acting reasonably; or

(d)   A default or event of default shall occur under any agreement to which Borrower is a party or by which it is bound (i) resulting in a right by the other party or parties, whether or not exercised, to accelerate the maturity of any indebtedness or (ii) that could have a Material Adverse Effect, as defined below; or

(e)   Dissolution, termination of existence of Borrower; the occurrence of a Dissolution Event; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Borrower, Borrower shall have sixty (60) days after the date such proceeding was commenced to have it dismissed, provided Lender shall have no obligation to make any Advances during such period); or

(f)   The occurrence of a “Material Adverse Effect”, which shall mean (i) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial or other condition of Borrower, (ii) the impairment of Borrower’s ability to perform its Obligations or of Lender’s ability to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse change in the value of the Collateral.

6.   Remedies.

(a)   Remedies.  Upon the occurrence and during the continuance of any Event of Default (after giving effect to the right to cure, if any, provided in Section 5), Lender, at its option, may do any one or more of the following:  (a) Accelerate and declare the Obligations to be immediately due, payable, and performable; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender to enter Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge by Borrower for so long as Lender reasonably deems it necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Lender seek to take possession of any of the Collateral by Court process, Borrower hereby waives:  (i) any bond and any surety or security relating thereto; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (c) Require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender; (d) Complete the processing of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower’s premises, equipment and all other property without charge by Borrower; (e) Collect and dispose of and realize upon any investment property, including withdrawal of any and all funds from any deposit or securities accounts; (f) Dispose of any of the Collateral, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale; and (g) Demand payment of, and collect any accounts, general intangibles or other Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Lender’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle accounts, general intangibles and the like for less than face value; Borrower grants Lender a license, exercisable from and after an Event of Default has occurred, to use and copy any trademarks, service marks and other intellectual property in which Borrower has an interest to effect any of the foregoing remedies.  All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, and shall be due on demand.

(b)   Application of Proceeds.  All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Lender first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Lender in the exercise of its rights under this Agreement, second to any fees and Obligations other than interest and principal, third to the interest due upon any of the Obligations, and fourth to the principal of the Obligations, in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.

(c)   Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive.  Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

(d)   Power of Attorney.  After the occurrence and during the continuance of an Event of Default (after giving effect to the right to cure, if any, provided in Section 5), Borrower irrevocably appoints Lender (and any of Lender’s designated employees or agents) as Borrower’s true and lawful attorney in fact to:  endorse Borrower’s name on any checks or other forms of payment; make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance; settle and adjust disputes and claims respecting accounts, general intangibles and other Collateral; execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Agreement; sell, lease or otherwise dispose of all or any part of the Collateral; and take any other action or sign any other documents required to be taken or signed by Borrower, or reasonably necessary to enforce Lender’s rights or remedies or otherwise carry out the purposes of this Agreement.  The appointment of Lender as Borrower’s attorney in fact, and each of Lender’s rights and powers, being coupled with an interest, are irrevocable until all Obligations owing to Lender have been paid and performed in full.

(e)           Loan Default.  In the event of a default, the interest rate will increase to 18% until the default is cured, and a default fee of $4,000 will be charged per month up to a cumulative total of 25% of any amounts due.

7.   Triggering Event.  Prior to Full Repayment (defined below), the occurrence of any one or more of the following shall constitute a “Triggering Event”:  (i) the sale, lease, license, exchange or similar transaction involving all or substantially all of the assets of Borrower in one or more transactions, (ii) the closing of a recapitalization, reorganization, merger, consolidation or other transaction or transactions of Borrower, (iii) any action (voluntary or involuntary) to liquidate, dissolve and/or wind down the business of Borrower, (iv) the sale of any division or business unit of Borrower in one or more transactions in which the gross proceeds are at least $500,000 (or to the extent Borrower receives consideration other than cash, any such transaction in which Borrower is deemed to have received value in the form of cash, marketable securities, assets or other consideration or any combination thereof of at least $500,000) and (v) the incurrence of any debt other than debt of up to $1,000,000 subordinated on terms reasonably acceptable to Lender.

If a Triggering Event (or any part or element thereof) shall occur before all amounts owing Lender under this Agreement have been indefeasibly paid in full (“Full Repayment”), upon the occurrence, and as part of the consummation, of such Triggering Event, Lender shall be entitled to one hundred percent (100%) of the proceeds of the sale of assets in an orderly liquidation of Borrower’s assets  until such time as all amounts owing to Lender have been repaid in full (including, without limitation, all accrued interest due thereon, fees and other costs payable to Lender).  If the consideration payable to Borrower in connection with such transaction(s) is other than cash in an amount sufficient to satisfy the Full Repayment, Lender shall be entitled to receive, in addition to such cash (or, upon mutual agreement, unrestricted, publicly tradable marketable securities, provided such securities are traded on a major public exchange and in regular daily volume sufficient to allow the immediate liquidated thereof without negatively impacting the value of such securities), the cash proceeds received by Borrower upon the sale of such non-cash consideration until Full Repayment.  If Lender elects to receive such unrestricted, publicly tradable marketable securities, Lender shall credit the then outstanding balance hereunder with the fair market value of such securities (based upon the average closing price per share for the five (5) trading day period immediately preceding the date Lender receives such unrestricted marketable securities).  If Borrower receives non-cash consideration in connection with such transaction, Borrower shall sell, as soon as reasonably practical, such non-cash consideration in a commercially reasonable manner in order to maximize the proceeds of such sale.

8.   Waivers.  The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other agreement shall be deemed to have been waived except by a specific written waiver signed by an authorized officer of Lender.  Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement.

9.   Governing Law; Jurisdiction; Venue.  This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws (and not the conflict of laws rules) of the State of California.  As a material part of the consideration to Lender to enter into this Agreement, Borrower agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California, and that the exclusive venue therefor shall be San Diego County.

10.   MUTUAL WAIVER OF JURY TRIAL.  BORROWER AND LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN SAN DIEGO COUNTY IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

11.   General.  This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.  The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender.  Lender may assign all or any part of its interest in this Agreement and the Obligations to any person or entity, or grant a participation in, or security interest in, any interest in this Agreement, with notice to, but without consent of, Borrower.  Borrower may not assign any rights under or interest in this Agreement without Lender’s prior written consent.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

JAMES SIMPSON FOUNDATION, A CALIFORNIA NON PROFIT CORPORATION	PEPPERBALL TECHNOLOGIES, INC.
By: /s/ James A. Simpson	By: /s/ Christin Lewis
Title: Manager	Title: Asst. Secretary

Address for notices:	Address for notices:
James Simpson Foundation, a California Non Profit Corporation P.O. Box 2227 Rancho Santa Fe, CA 92067	PepperBall Technologies, Inc. 6142 Nancy Ridge Dr., Suite 101 San Diego, CA 92121 Attn: John C. Stiska, Chief Executive Officer Fax: 858-638-0781